UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2006
Live Nation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

9348 Civic Center Drive
Beverly Hills, CA		90210
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 867-7000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Agreement and Plan of Merger
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
     On June 30, 2006, Live Nation Worldwide, Inc. (“Parent”), a wholly-owned subsidiary of Live Nation, Inc. (“Live Nation”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with HOB Entertainment, Inc. (“HOBE”) and certain stockholders of HOBE named therein. HOBE operates 10 venues under the House of Blues brand in cities such as Las Vegas, Los Angeles, Chicago and Orlando, and eight amphitheaters in cities including Atlanta, Toronto, San Diego and Dallas. Pursuant to the Merger Agreement, a wholly-owned subsidiary of Parent shall be merged with and into HOBE (the "Merger”), and HOBE shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the State of Delaware as a wholly-owned subsidiary of Parent after the Merger. The completion of the Merger is subject to customary closing conditions. The Board of Directors of each of Parent and HOBE approved the Merger and the Merger Agreement.
     The aggregate merger consideration to be paid by Parent in connection with the Merger is $350 million in cash, subject to certain adjustments, of which $10 million shall be held in escrow until twelve months following the closing date of the Merger, subject to the terms of an escrow agreement relating to indemnification claims of Parent during such twelve month period, if any, or until it is disbursed pursuant to the terms of the escrow agreement and the Merger Agreement.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. Live Nation issued a press release on July 5, 2006 regarding the execution of the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Parent and HOBE. The Merger Agreement contains representations and warranties that each of Parent and HOBE made to the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
     The financial information required by this item, if any, with respect to the Merger, will be filed as soon as practicable, and in any event not later than 71 days after the date on which any Current Report on Form 8-K is required to be filed pursuant to Item 2.01.
(b) Pro Forma Financial Information.
     The pro forma financial information required by this item, if any, with respect to the Merger, will be filed as soon as practicable, and in any event not later than 71 days after the date on which any Current Report on Form 8-K is required to be filed pursuant to Item 2.01.
(d) Exhibits.

2.1	Agreement and Plan of Merger, dated June 30, 2006, by and among Live Nation Worldwide, Inc., Harry Merger Sub Inc., HOB Entertainment, Inc. (“HOBE”) and certain HOBE stockholders named therein.

99.1	Press Release of Live Nation, Inc. issued on July 5, 2006.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE NATION, INC.

Date: July 7, 2006	By:	/s/ Kathy Willard

Kathy Willard
Executive Vice President and
Chief Accounting Officer

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EXHIBIT INDEX

Exhibit Number	Description
Exhibit 2.1	Agreement and Plan of Merger, dated June 30, 2006, by and among Live Nation Worldwide, Inc., Harry Merger Sub Inc., HOB Entertainment, Inc. (“HOBE”) and certain HOBE stockholders named therein.

Exhibit 99.1	Press Release of Live Nation, Inc. issued on July 5, 2006.